8-K Exhibit-16.(iii)



                                    J.D. Elliott & Co., P.C.

                                    8685 Sheridan Drive

                                    Williamsville, NY  14221-6399






April 13, 1998





Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Re:  Taylor Devices, Inc.

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Taylor Devices, Inc. dated April 9, 1998.


                                  Very truly yours,




                                   /s/J.D. Elliott & Co., P.C.

                                       J.D. Elliott & Co., P.C.


cc:  Douglas P. Taylor